UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 25, 2018 (September 19, 2018)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2018, the Board of Directors (the “Board”) of Majesco (the “Company”) appointed Adam Elster as Chief Executive Officer of the Company effective as of October 1, 2018 (the “Effective Date”). In addition, effective as of the Effective Date, the Board appointed Mr. Elster as a member of the Board for a term expiring at the next annual meeting of shareholders in 2019.

Adam Elster has a strong background in the technology industry, most recently having served as President, Global Field Operations of CA, Inc. (Nasdaq: CA) (“CA”), a $4.5bn Fortune 500 global leader in software solutions, from August 2016 until May 2018. Since joining CA in 1999, Mr. Elster held a number of senior management positions, including Executive Vice President and Group Executive, Worldwide Sales and Services from January 2014 to August 2016; Executive Vice President and Group Executive, Mainframe and Customer Success Group from February 2012 to January 2014; Executive Vice President, Global Business Organization and Business Transformation from August 2011 to February 2012; General Manager, CA Services, Support and Education from June 2011 to August 2011; Corporate Senior Vice President and General Manager, CA Services from November 2009 to June 2011; and Senior Vice President, Area Sales Manager for the Eastern United States from July 2007 to November 2009. At CA, he led high-performing teams in all aspects of sales, services, support and operations. He supported many of the world’s largest companies through their digital transformation journey, helping them become more agile, more secure and more capable of managing their business. He was responsible for revenue across all geographies, business units, channels, digital sales, renewals and services globally.  Under his direction, CA evolved from a legacy software vendor to a modern, data driven, metric based velocity SaaS, cloud and digital sales organization while driving the strategic integration of critical acquisitions. Mr. Elster received a Bachelor of Arts degree in psychology from New York University and a Master of Science, information technology and management from New York University.

On September 20, 2018, the Company entered into an employment agreement with Mr. Elster that becomes effective on the Effective Date pursuant to which Mr. Elster will serve as Chief Executive Officer of the Company (the “Employment Agreement”).

Pursuant to the terms of the Employment Agreement, Mr. Elster will (i) receive an annual base salary of $500,000, subject to periodic review for increase (but not decrease) and (ii) be eligible to receive an annual bonus, with a target bonus equal to 100% of his then current base salary, which bonus (which can be higher or lower than target bonus) will be determined by the Board or the Compensation Committee based upon the achievement of certain performance goals to be established by the Board (or Compensation Committee) in consultation with Mr. Elster. Mr. Elster will be eligible for pro-rata bonus (based on how long he was employed by the Company during the fiscal year) for any partial fiscal year of employment.

In addition, Mr. Elster will receive 300,000 restricted stock units under the Majesco 2015 Equity Incentive Plan or any successor plan (“RSUs”) on the Effective Date that will vest ratably over a period of three years following grant, with the first installment vesting on the first anniversary of the Effective Date. Mr. Elster will also be eligible to receive annual grants of RSUs within 30 days of each anniversary of the Effective Date (starting with the first anniversary of the Effective Date) if the price of the Company’s stock increases (during the prior 12 months) by 150% or more (in which case Mr. Elster will receive a grant of RSUs with a fair value of $2,625,000), by 135% or more (in which case Mr. Elster will receive a grant of RSUs with a fair value of $1,875,000) or 125% (in which case Mr. Elster will receive a grant of RSUs with a fair value of $937,000). The performance criteria and performance hurdles can be adjusted annually by the Board in consultation with Mr. Elster and may relate to performance criteria unrelated to stock price. These RSUs will vest ratably over a three year period on each of the first three anniversaries of their grant date. Mr. Elster will also be eligible to receive annual grants of RSUs within 2 ½ months of the end of each fiscal year (beginning with fiscal year ending on March 31, 2019) if performance criteria for such fiscal year set by the Board in consultation with Mr. Elster are met for such fiscal year at maximum performance (in which case Mr. Elster will receive a grant of RSUs with a fair value of $875,000), at target performance (in which case Mr. Elster will receive a grant of RSUs with a fair value of $625,000), and at threshold performance (in which case Mr. Elster will receive a grant of RSUs with a fair value of $325,000). These RSUs will vest ratably over a three year period on each of the first three anniversaries of their grant date.

Pursuant to the terms of the Employment Agreement, except if Mr. Elster’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) or Mr. Elster resigns without Good Reason (as defined in the Employment Agreement), Mr. Elster will receive any earned but unpaid bonus for the fiscal year preceding the date of termination and a pro-rated annual bonus for the year in which the termination occurs (based on the time employed during such fiscal year) and based on actual performance during such fiscal year. In addition, if the Company terminates Mr. Elster’s employment without Cause or Mr. Elster resigns for Good Reason, then subject to his execution and non-revocation of a release of claims, Mr. Elster shall receive severance equal to 12 months of his then-current base salary; provided, however, if Mr. Elster’s employment is terminated within 120 days prior to, or twelve months following, a change of control of the Company, Mr. Elster will receive two times the sum of his then-current base salary plus his target annual bonus (in each case payable over a period of 12 months following his release becoming effective). In addition, if Mr. Elster timely elects and remains eligible for coverage pursuant to COBRA, the Company will pay or reimburse him an amount equal to the full monthly premium for COBRA continuation coverage under the Company’s medical plans as in effect on the date of his termination with respect to the level of coverage in effect for Mr. Elster and his eligible dependents as of the date of his termination, with respect to the period from the date of his termination until the earlier of (x) 12 months following such date and (y) the date he becomes eligible for continued coverage under a subsequent employer’s health plan. Any unvested RSUs will be immediately forfeited upon the termination of Mr. Elster’s employment; provided, however, if Mr. Elster’s employment is terminated within 120 days prior to, or twelve months following, a change of control, all unvested RSUs will immediately vest.

Mr. Elster will also be subject to certain restrictions on competition and solicitation of customers, employees and consultants during his employment with Majesco and for 12 months thereafter, subject to certain exceptions.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed by the Company with its upcoming Quarterly Report on Form 10-Q.

There are no family relationships between Mr. Elster and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Elster and any other persons pursuant to which Mr. Elster was appointed an executive officer and director of the Company. There are no related party transactions involving Mr. Elster that are reportable under Item 404(a) of Regulation S-K.

Effective as of the Effective Date, Ketan Mehta, the Company’s current Chief Executive Officer, will cease to act as Chief Executive Officer and will become Chairman of the Board. Pursuant to his employment agreement with the Company, he will continue to receive his salary until October 31, 2018. Effective as of the Effective Date, Mr. Mehta will also become a member of the Company’s Nominating and Corporate Governance Committee. The Board of Directors resolved to determine at a later stage the compensation which Mr. Mehta will receive for his duties as Chairman of the Board.

Effective as of the Effective Date, Dr. Arun K. Maheshwari will cease to act as Chairman of the Board but will continue to serve as an independent member of the Board.

Item 7.01	Regulation FD Disclosure.

On September 25, 2018, Majesco issued a press release announcing the appointment of Adam Elster as Chief Executive Officer of the Company.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished in this section of this Item 7.01 on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.
99.1	Press release dated September 25, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chairman

Date: September 25, 2018